Exhibit 10.3

Ribbon Communications Inc.

2025 Incentive Award Plan

Restricted Stock Unit Award Agreement (Performance-Based Vesting)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made effective as of the date set forth in the table immediately below  (the “Grant Date”), between Ribbon Communications Inc., a Delaware corporation (the “Company”), and the participant named in the table immediately below (the “Participant”).

Participant:
Grant Effective Date:
Number of Restricted Stock Units Subject to Vesting Based on Company Performance Metrics (“Annual Performance PSUs”):
Number of Restricted Stock Units Subject to Vesting Based on Company Performance Metrics (“TSR PSUs”):

RECITALS

WHEREAS, the Company has adopted the Ribbon Communications Inc. 2025 Incentive Award Plan Stock Incentive Plan, as amended (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the meanings as set forth in the Plan); and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant to the Participant the restricted stock units described herein pursuant to the Plan and the terms set forth below;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.      Award of Restricted Stock Units Subject to the terms and conditions of the Plan and this Agreement and in consideration of employment services rendered and to be rendered by the Participant to the Company, the Company hereby grants to the Participant the restricted stock units (the “Restricted Stock Units” or “PSUs”) set forth in the table immediately above. Each Restricted Stock Unit entitles the Participant to such number of shares of Common Stock, subject to continued employment, upon vesting as is determined pursuant to Section 2 hereof.

2.      Vesting of Restricted Stock Units.

a.	Upon the vesting of the Award, as described in this Section and Schedule 1 attached hereto, the Company shall deliver for each Restricted Stock Unit that vests, the number of shares of Common Stock as is determined pursuant to Schedule 1. The Common Stock shall be delivered as soon as practicable following the Vesting Date (as defined in Schedule 1), but in any case within 30 days after such date.

b.	Subject to Section 2(c) and Section 3, the Restricted Stock Units shall vest in accordance with the terms set forth in Schedule 1 attached hereto.

c.	Notwithstanding Section 2(b), upon the Participant’s termination of employment, the Award shall become subject to the acceleration of vesting to the extent provided in Schedule 1 attached hereto or under the terms of the Participant’s employment and/or severance agreement with the Company, subject to any terms and conditions set forth in the Plan or imposed by the Board (including in Schedule 1 hereto).

d.	Notwithstanding anything to the contrary in this Agreement, pursuant to the terms of the Plan, this Award may be not be exercised, vested, paid or otherwise settled, or any shares of Common Stock issued with respect thereto, until the stockholders of the Company approve the Plan.

3.      Termination of Employment. Subject to Section 2(c) and notwithstanding any other provision of the Plan to the contrary, upon the termination of the Participant’s employment with the Company and its subsidiaries, the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Board may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.

For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Participant ceases to perform active employment duties for the Company or its subsidiaries following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.

4.      No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Participant by operation of law or otherwise.

5.      No Rights to Continued Employment. The granting of this Award evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment or service of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the service of such Participant. The Participant shall remain an “at will” employee.

6.      Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and metrics.

7.      Tax Obligations. As a condition to the granting of the Award and the vesting and settlement thereof, the Participant acknowledges and agrees that he or she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting and settlement of an Award. Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting or settlement that number of shares of Common Stock having a fair market value equal to the taxes owed by the Participant, which retained shares shall fund the payment of such taxes by the Company on behalf of the Participant. The Participant acknowledges that he or she is responsible for reviewing with his or her own tax advisors the federal, state, local and other tax consequences of the transactions contemplated by this Agreement. The Participant acknowledges that he or she is not relying on any statements or representations of the Company or any of its agents.

8.      Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service or, if outside the United States, the local equivalent of the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address he or she most recently provided to the Company.

9.      Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.  Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and the Participant; provided, however, that the Board may amend or alter this Agreement and the Award granted hereunder at any time, subject to the terms of the Plan.

11.  Authority. The Board has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Board as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

12.  Successors. This Agreement will bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

13.  Entire Agreement. Except as set forth herein, this Agreement and the Plan supersede all prior agreements, whether written or oral and whether express or implied, between the Participant and the Company relating to the subject matter of this Agreement. Notwithstanding the foregoing, to the extent that the Participant has entered into an employment agreement with the Company and the terms noted in such employment agreement are inconsistent with or conflicts with this Agreement, then the terms of the employment agreement will supersede the inconsistent or conflicting terms set forth herein as determined by the Board in accordance with Section 3(a) of the Plan. In all other respects, this Agreement shall remain in full force and effect.

14.  Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any Award until the issuance of a stock certificate to the Participant in respect of such Award.

15.  Erroneously Awarded Compensation. The Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of the Award or upon the receipt or resale of shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

16.  Severability. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.  Section 409A.

a.	This Agreement is intended to comply with or be exempt from Section 409A of the Code (together with the Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, any such regulations or other guidance issued after the Grant Date, “Section 409A”) and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.

b.	If and to the extent (i) any portion of any payment, compensation or other benefit provided to the Participant pursuant to this Agreement in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

c.	Notwithstanding any other provision of the Plan or this Agreement, if at any time the Board determines that the Restricted Stock Units (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate for Restricted Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees or agents.

18.  Captions. The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

19.  Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will not be binding on either party unless and until signed by both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

RIBBON COMMUNICATIONS INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

[PARTICIPANT]

Schedule 1

1.             Annual Performance PSUs

The Annual Performance PSUs shall be eligible to vest based on both (a) achievement of Company performance goals with respect to each Annual Performance Period, as established by the Board on an annual basis following the commencement of each such Annual Performance Period (such goals with respect to an Annual Performance Period, the “Annual PSU Goals”), and (b) Participant’s continued employment through the Vesting Date.

The Board shall measure the Company’s level of achievement of the Annual PSU Goals for an applicable Annual Performance Period (and the number of shares earned in respect of the Annual Performance PSUs with respect to such Annual Performance Period) within a reasonable period of time following the end of such Annual Performance Period (and in any event prior to the six-month anniversary of the Vesting Date, unless such determination is administratively impracticable due to circumstances outside the control of the Company) and such number of shares for the applicable Annual Performance Period shall be final, binding and conclusive on all persons. The aggregate number of shares of Common Stock earned relating to each Annual Performance Period will vest on the Vesting Date. For the avoidance of doubt, to the extent Participant’s employment with the Company is terminated for any reason prior to the Vesting Date, he or she shall forfeit all Annual Performance PSUs (except to the extent provided in Section 3 of this Schedule 1 or as otherwise provided for in any Employment Agreement with the Participant).

2025 Annual Performance PSUs. The Annual PSU Goals for the Annual Performance Period ending December 31, 2025 (pursuant to which up to 1/3 of the Annual Performance PSUs are eligible to vest) will be based on both (1) the revenues (50% weighting) and (2) Adjusted EBITDA, pre-bonus (50% weighting), in each case for the year ended December 31, 2025. The revenue and Adjusted EBITDA performance levels for the 2025 Annual Performance Period are set forth below:

2025 Performance Period Financial Metrics
Revenue		Adjusted EBITDA (pre-bonus)
Achievement	Threshold ($M)	Achievement	Threshold ($M)
0%		0%
17%		9%
33%		18%
50%		33%
67%		48%
83%		63%
100% (target)		100% (target)
150%		150%

At the end of the Annual Performance Period ending December 31, 2025, the Company’s achievement of the applicable Annual PSU Goals for 2025 (and the shares of Common Stock received as a result thereof, if any) will be measured on a straight-line interpolation between the threshold and target performance levels and between the target and maximum performance levels set forth in the table above.

2026 Annual Performance PSUs. The Annual PSU Goals for the Annual Performance Period ending December 31, 2026 (pursuant to which up to 1/3 of the Annual Performance PSUs are eligible to vest) will be established by the Board in its discretion within a reasonable period of time following the commencement of the 2026 Annual Performance Period and communicated to the Participant as promptly as reasonably practicable thereafter.

2027 Annual Performance PSUs. The Annual PSU Goals for the Annual Performance Period ending December 31, 2027 (pursuant to which up to 1/3 of the Annual Performance PSUs are eligible to vest) will be established by the Board in its discretion within a reasonable period of time following the commencement of the 2027 Annual Performance Period and communicated to the Participant as promptly as reasonably practicable thereafter.

For the avoidance of doubt, the number of shares of Common Stock that will vest in respect of the Annual Performance PSUs will in no event exceed 150% of 1/3 of the aggregate number of each applicable Annual Performance PSUs for each of the Annual Performance Periods

2.	Annual TSR PSUs

The TSR PSUs shall be eligible to vest based on both (a) the Company’s total shareholder return (“TSR”) as compared to the TSR of each of the companies for the full three-year period that comprise the peer companies (the “Index”) as of January 1, 2025, which are disclosed in Appendix A to this Schedule 1 (collectively, the “Index Companies”) as set forth below, and (b) Participant’s continued employment through the Vesting Date.

TSR of the Company and each of the Index Companies will be calculated by the Board based on the 20-trading day average of the shares of Common Stock or the shares of common stock of each of the Index Companies, as applicable, immediately prior to the first trading day of the TSR Performance Period and the 20-trading day average of the shares of Common Stock or shares of common stock of each of the Index Companies, as applicable, immediately prior to and including the last trading day of the TSR Performance Period, assuming ordinary cash dividends are reinvested in additional shares of stock on the applicable ex-dividend date.

Notwithstanding the foregoing, (a) companies that are either acquired or that go private after the start of the TSR Performance Period will be excluded from the relative TSR measurement described below, and (b) except for the companies excluded pursuant to subsection (a) immediately above, companies that leave the Index after January 1, 2025, including, without limitation, in the event of a bankruptcy, shall remain an Index Company with an assumed TSR of negative 100.00% for the TSR Performance Period. For clarity, companies that were part of the Index on January 1, 2025 but leave the Index during the TSR Performance Period should still be included in the relative TSR measurement described below based on such company’s actual performance (i.e., such company should not have an assumed TSR of 100.00% for the TSR Performance Period but its actual performance should be used).

At the end of the TSR Performance Period, the Board shall determine the number of shares with respect to the TSR PSUs that will be earned based on the Company’s TSR ranked among the TSR of the Index Companies and the percentile rank is calculated based on the Company’s position in the ranking. The payout scale is detailed in the following table, with straight-line interpolation between the 25th and 50th Percentile Ranks, and between the 50th and 75th Percentile Ranks.

Company’s TSR Percentile Rank in Relation to Index Companies’ TSR	Shares Earned as Percent of Number of TSR PSUs
75th Percentile or Above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

The Board’s determination of the scope of the Index Companies and their respective calculations of TSR (and any adjustments thereto) and the Company’s TSR percentile rank in relation to the Index Companies’ TSR shall be final, binding and conclusive on all persons. For the avoidance of doubt, to the extent Participant’s employment with the Company is terminated for any reason prior to the Vesting Date, he or she shall forfeit all TSR PSUs (except to the extent provided in Section 3 of this Schedule 1 or as otherwise provided for in the Participant’s Employment Agreement (if any)).

With respect to the computation of TSR and beginning and ending trading price, there shall also be an equitable adjustment to the extent, if any, necessary to preserve the intended incentives of the TSR PSU award and mitigate the impact of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, occurring during the TSR Performance Period (or during the applicable 20-day period in determining beginning price or ending price, as the case may be). The determination of the Board with respect to any such adjustments shall be final and binding.

3.	Accelerated Vesting. Notwithstanding Section 3 of the Agreement:

(a)           Upon a termination of Participant’s employment by the Company or any of its subsidiaries without Cause (other than as a result of Participant’s death or Disability) or by the Participant for Good Reason, in each case other than following an Acquisition:

(i)       Annual Performance PSUs. (A) To the extent such a Participant’s termination occurs following the end of an Annual Performance Period but prior to the Vesting Date, any and all shares of Common Stock underlying the Annual Performance PSUs that were determined by the Board to have been earned but the distribution of which remain subject to the Participant’s employment with the Company through the Vesting Date shall accelerate and immediately vest upon termination; (B) to the extent such a termination occurs during an Annual Performance Period and the Board has not yet determined whether the Annual Performance Goals for such Annual Performance Period has been achieved, then a prorated portion of the Annual Performance PSUs for the applicable year (prorated based on the number of days of such Participant’s service during such Annual Performance Period) shall remain outstanding and be eligible to vest if the Board determines that the Company has achieved its Annual Performance Goals for such Annual Performance Period (and the number of shares of Common Stock issuable thereunder shall be calculated based on the level of actual performance as determined by the Board). Any such shares of Common Stock that vest in respect of the Annual Performance PSUs will be issued on the 15th day of the month (or the following business day if the 15th day falls on a weekend or a holiday) after the Board has made any determination as to performance for the applicable Annual Performance Period (the “Determination Date”); and (C) all other Annual Performance PSUs that were not earned based on actual performance with respect to the Annual Performance Periods described above shall be forfeited on the Determination Date.

(ii)       TSR PSUs. (A) To the extent such a termination occurs following the end of the TSR Performance Period but prior to the Vesting Date, the TSR PSUs shall remain outstanding and be eligible to vest on the Vesting Date with the number of shares of Common Stock received thereunder determined in accordance with this Schedule 1 and based on actual performance results at the end of the TSR Performance Period (and the settlement upon vesting occurring no later than March 15 of the calendar year immediately following the calendar year of termination); and (B) to the extent such a termination occurs during the TSR Performance Period, a prorated portion of the TSR PSUs (prorated based on days of service during the TSR Performance Period) shall remain outstanding and be eligible to vest on the last day of the fiscal year of termination with the number of shares of Common Stock received thereunder determined in accordance with this Schedule 1 and based on actual performance results at the end of such fiscal year (such actual performance calculated as if the end of such fiscal year was the end of the TSR Performance Period) and the settlement upon vesting occurring no later than March 15 of the calendar year immediately following the calendar year of termination. For the avoidance of doubt, if no shares of Common Stock are earned based on actual performance with respect to the TSR Performance Period described above, all remaining TSR PSUs retained following termination shall be forfeited on the Vesting Date.

(b)           Upon an Acquisition, (i) the number of shares of Common Stock that are eligible to vest in respect of the Annual Performance PSUs will be calculated based on (A) for the Annual Performance Period(s) completed prior to the Acquisition, actual performance for such Annual Performance Period(s), (B) for the Annual Performance Period in which the Acquisition occurs, actual performance through the date of the Acquisition or, if such performance is not determinable, target performance, and (C) for Annual Performance Period(s) that have not yet commenced, target performance, and such Annual Performance PSUs shall remain outstanding and eligible to vest solely based on the Participant’s continued employment with the Company and its subsidiaries through the third anniversary of the Grant Date, and (ii) the number of shares of Common Stock that are eligible to be issued with respect to the TSR PSUs will be calculated in accordance with Section 2 of this Schedule 1 as if the date immediately prior to such Acquisition constituted the end of the TSR Performance Period and such TSR PSUs will vest solely based on the Participant’s continued employment with the Company and its subsidiaries through the third anniversary of the Grant Date. In the event of termination of Participant’s employment by the Company or any of its subsidiaries without Cause (other than as a result of the Participant’s death or Disability), or by the Participant for Good Reason, in each case following such Acquisition and prior to the third anniversary of the Grant Date, the Annual Performance PSUs shall become immediately vested and the TSR PSUs shall become immediately vested. Notwithstanding anything to the contrary herein, (1) if the Participant’s Employment Agreement (if any) contemplates full vesting without reference to the applicable level of performance, this Section 2(b) shall be deemed to fulfill such contemplated vesting; and (ii) in the event of any conflict between the terms herein and the Employment Agreement (if any), the Employment Agreement shall control.

(c)           The shares subject to the Annual Performance PSUs and the TSR PSUs held by Participant will be subject to the acceleration of vesting provisions, if any, in Participant’s Employment Agreement (if any) and will be treated like any full value equity awards under Participant’s Employment Agreement, if applicable (e.g., “restricted shares” and “restricted stock units”). For clarity, any and all Annual Performance PSUs and TSR PSUs shall be eligible to vest pursuant to the terms hereof as well as pursuant to any Employment Agreement, if applicable (provided that, upon the occurrence of an event resulting in accelerated vesting, the accelerated vesting of either this Agreement or the Employment Agreement (if any), not both, shall apply).

4.             Definitions. For purposes of this Schedule 1, the capitalized terms set forth below shall have the following meanings:

(d)                “Acquisition” shall mean (i) the occurrence of an “Acquisition” or “Change in Control” as defined in the Employment Agreement following the Grant Date; provided that the entity referenced in the such definition as triggering the “Acquisition” or “Change in Control” (or in relation to the board of directors (or similar governing body) or equity interests of the entity triggering such event) shall mean Ribbon Communications Inc. or (ii) if (x) Participant is not party to an Employment Agreement or (y) no such term is defined in the Employment Agreement, have the meaning set forth in the Plan. The Board shall make all determinations as to whether an Acquisition occurs and such determinations shall be final, binding and conclusive on all Persons, including the Participant.

(e)                “Annual Performance Period” shall mean each fiscal year ending December 31, 2025, 2026 and 2027.

(f)                 “Cause” shall have the meaning of “Cause” or “For Cause” set forth in the Employment Agreement; provided that, if (x) Participant is not party to an Employment Agreement or (y) the Employment Agreement does not define “Cause,” then all terminations of employment by the Company other than for objective business reasons shall be deemed to constitute a termination for Cause for purposes of this Agreement.

(g)                “Disability” shall have the meaning set forth in the Employment Agreement; provided that, if (x) Participant is not party to an Employment Agreement or (y) the Employment Agreement does not define “Disability,” then “Disability” shall mean an illness (mental or physical) or accident, which results in (or could reasonably be expected to result in) the Participant being unable to perform his or her duties as an employee of the Company for a period of one hundred eighty (180) days, whether or not consecutive, in any twelve (12) month period.

(h)                “Employment Agreement” as of any date means the employment and/or severance agreement between Participant and the Company or one of its subsidiaries, as in effect on such date, if any.

(i)                 “Good Reason” shall have the meaning set forth in the Employment Agreement; provided that, if (x) Participant is not party to an Employment Agreement or (y) the Employment Agreement does not define “Good Reason,” then all terminations of employment by the Participant shall be deemed to constitute a termination without Good Reason for purposes of this Agreement.

(j)                 “TSR Performance Period” shall mean the period commencing on January 1, 2025 and ending on December 31, 2027.

(k)                “Vesting Date” shall mean the third anniversary of the Grant Date or such earlier vesting date as contemplated by Section 3 of this Schedule 1 or as otherwise provided for in a separate agreement with the Company.

Schedule 2

Index Companies

at January 1, 2025

NASDAQ Telecom Index

Company Name	Security Symbol
8X8 INC	EGHT
ACTELIS NETWORKS CM	ASNS
ADTRAN HLDGS, INC.	ADTN
AIRGAIN INC CM	AIRG
ANTERIX INC CMN STK	ATEX
APPLIED OPTOELECT CM	AAOI
AST SPACEMOBILE CM A	ASTS
ATN INT'L, INC.	ATNI
AUDIOCODES LTD	AUDC
AVIAT NETWORKS, INC.	AVNW
CAMBIUM NETWORKS ORD	CMBM
CERAGON NETWORKS LTD	CRNT
CHARTER COMMUNICATIO	CHTR
CISCO SYSTEMS INC.	CSCO
CLEARFIELD, INC	CLFD
CLEARONE INC.	CLRO
COGENT COMM HLDGS	CCOI
COMCAST CORP A	CMCSA
COMMSCOPE HOLDING CO	COMM
COMTECH TELECOM CO	CMTL
CREXENDO, INC. CS	CXDO
DIGI INTL INC	DGII
ECHOSTAR CORP	SATS
ERICSSON ADR	ERIC
EXTREME NETWORKS	EXTR
FINGERMOTION, INC CM	FNGR
FOXX DEVELOPMENT CS	FOXX
FRANKLIN WIRELESS CM	FKWL
FRONTIER COMM PRT CM	FYBR
GENASYS INC. CMN	GNSS
GILAT SATELLITE NTWK	GILT
GLOBALSTAR INC	GSAT
GOGO INC CMN STK	GOGO
HARMONIC INC	HLIT
INSEEGO CORP. CMN	INSG
INTERDIGITAL INC CM	IDCC
IOTHREE LTD OS	IOTR
IRIDIUM COMM INC	IRDM
ITURAN LOCATION	ITRN

Company Name	Security Symbol
K V H INDS INC	KVHI
LANTRONIX INC	LTRX
LIBERTY BROADBD A CM	LBRDA
LIBERTY BROADBD C CM	LBRDK
LIBERTY GL LTD CMN A	LBTYA
LIBERTY GL LTD CMN B	LBTYB
LIBERTY GL LTD CMN C	LBTYK
LIBERTY LTN AM CM A	LILA
LIBERTY LTN AMR CM C	LILAK
LIGHTWAVE LOGIC CM	LWLG
LUMENTUM HLD CM	LITE
MARIS-TECH LTD. ORD	MTEK
MILLICOM INTERNATION	TIGO
MOBILICOM LTD ADS	MOB
NETGEAR INC CMN	NTGR
NEXTPLAT CORP CMN	NXPL
OPTICAL CABLE CORP	OCC
PICOCELA INC. ADS	PCLA
POWERFLEET, INC. CMN	AIOT
RADCOM LTD	RDCM
RIBBON COMM INC CMN	RBBN
ROKU, INC. A CMN	ROKU
SANGOMA TECH CM SH	SANG
SHENANDOAH TELECOM	SHEN
SIFY TECHS LTD ADS	SIFY
SIYATA MOBILE CMN SH	SYTA
SONIM TECH INC. CS	SONM
SPOK HOLDINGS, INC.	SPOK
SUNRISE CMNCT ADS	SNRE
SURGEPAYS, INC. CM	SURG
TELESAT CMN & VARI V	TSAT
T-MOBILE US CMN	TMUS
UCLOUDLINK GROUP ADS	UCL
UTIME LIMITED ORD SH	WTO
UTSTARCOM HLDS ORD	UTSI
VEON LTD. ADS	VEON
VIASAT INC	VSAT
VIAVI SOLUTIONS CMN	VIAV
VODAFONE GRP PLC ADS	VOD